UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

BETTER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street #49404 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 887-2311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BTTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a) Registered Direct Offering

On July 25, 2023, Better Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”), with a single investor, pursuant to which the Company agreed to issue and sell (i) 3,859,649 shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (“Common Stock”), at a price per Share of $0.57 (the “Registered Direct Offering”). The Shares were offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-271301), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 25, 2023, the base prospectus included therein and the prospectus supplement filed on July 26, 2023 pursuant thereto.

The Registered Offering is expected to close on July 27, 2023, and is subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the Registered Direct Offering, before deducting placement agent fees and other offering expenses payable by the Company, are approximately $2.2 million. The Company intends to use the net proceeds from the Registered Direct Offering to support the launch of AspyreRx, the Company’s prescription-only digital therapy recently authorized by the U.S. Food and Drug Administration (FDA) to treat adults with type 2 diabetes.

A copy of the legal opinion of Goodwin Procter LLP relating to the validity of the Shares issued in the Registered Direct Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Private Placement

On July 25, 2023, the Company also entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with certain accredited investors (the “Purchasers”) for a concurrent private placement offering (“Private Placement”) of 2,897,654 shares of Common Stock. Pursuant to the PIPE Purchase Agreement, the Company agreed to issue and sell shares of Common Stock at an offering price of $0.7299 per share (the “PIPE Shares”).

The Private Placement is expected to close on July 27, 2023, concurrently with the Registered Direct Offering, and is subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the private placement, before deducting placement agent fees and other offering expenses payable by the Company, are approximately $2.1 million. The Company intends to use the net proceeds from the private placement to support the launch of AspyreRx.

The PIPE shares issued to the Purchasers under the PIPE Purchase Agreement were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Chardan Capital Markets, LLC and Titan Partners Group LLC, a division of American Capital Partners, LLC, served as placement agents in connection with the Registered Direct Offering and the Private Placement and the Company has agreed to pay customary fees to the placement agents and payment of certain expenses and legal fees.

The sale of the securities pursuant to the PIPE Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Pursuant to the PIPE Purchase Agreement, the Company agreed to prepare and file a registration statement with the SEC no later than 30 days following the date of the agreement to register the resale of the PIPE Shares. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective within 90 days following the closing of the Private Placement and to keep such registration statement effective at all times until no Purchaser owns any PIPE Shares.

The foregoing descriptions of the Registered Direct Purchase Agreement and the PIPE Purchase Agreement, are subject to, and qualified in their entirety by, such documents (or forms thereof), which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in part (b) of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On July 25, 2023, the Company issued a press release announcing the Private Placement and the Registered Direct Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 25, 2023, in connection with commencing the Registered Direct Offering and the Private Placement, the Company delivered written notice to Virtu Americas LLC (the “Agent”), that it was suspending and terminating the prospectus related to its common stock (the “ATM Prospectus”) issuable pursuant to the terms of the ATM Sales Agreement, dated May 11, 2023 (the “Sales Agreement”), by and between us and the Agent. As a result, the Company will not make any sales of its securities pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

5.1	Opinion of Goodwin Procter LLP.

10.1	Securities Purchase Agreement, dated as of July 25, 2023, among Better Therapeutics, Inc. and each purchaser party thereto.

10.2	Securities Purchase Agreement, dated as of July 25, 2023, among Better Therapeutics, Inc. and each purchaser party thereto.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 25, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2023	Better Therapeutics, Inc.

	By:	/s/ Mark Heinen
	Name:	Mark Heinen
	Title:	Interim Chief Financial Officer